Exhibit 10.3

                 ASSIGNMENT, ASSUMPTION AND SALE AGREEMENT

          THIS ASSIGNMENT, ASSUMPTION AND SALE AGREEMENT (the "Agreement") is made as of the 30th day of December, 1996 between Steck-Vaughn Company ("SVC") and Touchstone Applied Science Associates, Inc. ("Touchstone"). SVC is successor by assignment to Berrent Publications, Inc. ("Berrent") under that certain Publishing Agreement dated January 6, 1994, between Berrent and Jean D'Arcy Maculaitis (the "Publishing Agreement").

          1.   Assignment.  For the consideration set forth below,
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from and after the date hereof, SVC irrevocably assigns, grants, transfers, and sets over unto Touchstone all of SVC's rights, title, interest, benefits, privileges, causes of action and remedies under, in and to the Publishing Agreement.

          2.   Assumption.  Touchstone irrevocably accepts the
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assignment of the Publishing Agreement pursuant to Section 1 hereof and, from and after the date hereof, Touchstone assumes, and agrees to perform, pay and discharge when due any and all of the liabilities, obligations, commitments and duties of SVC arising under the Publishing Agreement. Except liabilities for royalties on sales thru the date hereof which remain the obligation of SVC. SVC shall also prepare the royalty report for the same period.

          3.   Purchase of Inventory.  In connection with the
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foregoing assignment, as of the date of this Agreement, Touchstone hereby irrevocably purchases from SVC, and SVC hereby sells to Touchstone, all inventory of the Maculaitis Test Series published pursuant to the Publishing Agreement (the "Work"). Such inventory consists of approximately 10,040 saleable copies of the Work, which inventory shall be shipped FOB Austin, Texas within 15 days of the date of this Agreement, in accordance with Touchstone's shipping instructions and at Touchstone's cost and expense.

          4.   Consideration.  In consideration of the foregoing,
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Touchstone shall pay to SVC within 15 days of execution of this
Agreement a total of Fifty Thousand Dollars ($50,000), which shall consist of $29,900 payable for assignment of the Publishing Agreement, and $20,100 payable for purchase of SVC's inventory of the Work.

          5.   Further Assurances.  SVC and Touchstone hereby
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covenant and agree that at any time, and from time to time, upon written request therefor, SVC or Touchstone will execute, acknowledge and deliver or cause to be done, instruments of transfer, assignments, covenants, powers of attorney and assurances as may be reasonably requested by the other party in connection with the assigning, delegating, conveying, assuring and confirming by SVC to Touchstone the Publishing Agreement. The parties shall cooperate in any reasonable arrangement designed to provide for the enjoyment by Touchstone and the release and discharge of SVC of rights to, interests in, benefits of or liabilities of the Publishing Agreement.

          6.   Governing Law.  This Agreement shall be governed by
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and construed in accordance with the substantive laws of the State of
Texas without giving effect to the conflicts of law or choice of law provisions thereof. Any dispute arising hereunder will be resolved by binding arbitration in front of the American Arbitration Association or such other arbitration service acceptable to both parties.

          7.   Indemnification.  Each party (the "Indemnifying
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Party") hereby agrees to indemnify, defend and hold harmless the other party (the "Indemnified Party") from and against any breach or alleged breach of this Agreement by the Indemnifying Party. The Indemnified Party shall provide prompt notice to the Indemnifying Party of any claim or threat that may give rise to indemnification hereunder, and the Indemnifying Party shall assume defense and resolution of such claim or threat. The Indemnifying Party's obligations shall be limited to the extent of any prejudiced caused the Indemnifying Party by delay in notification from the Indemnified Party of any such claim or threat.

          8.   Limitation of Liability.  The liability of SVC, if
               -----------------------
any, for damages arising out of or relating to this Agreement shall be limited to direct damages and shall not exceed the total amount paid by Touchstone to SVC hereunder. In no event shall SVC be liable for punitive, special, consequential or incidental damages arising out of or relating to this Agreement, even if SVC has been advised in advance of the possibility of such damages.

          9.   Binding Effect.  This Agreement shall be binding upon,
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be enforceable against, and inure to the benefit of the parties and their respective successors and assigns.

          10.  Counterparts.  This Agreement may be executed in one
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or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same document.

          11.  Entire Agreement.  This Agreement represents the
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entire agreement, arrangement and understanding between the parties hereto, and supersedes and terminates any prior agreement, arrangement or understanding.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date and year first above written.


TOUCHSTONE APPLIED SCIENCE                 STECK-VAUGHN COMPANY
ASSOCIATES, INC.


By:   /s/  ANDREW L. SIMON                 By:   /s/  RICH BLUMENTHAL
   -----------------------------------        --------------------------------
                                              Rich Blumenthal, Vice President
Its:  Andrew L. Simon Pres.
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